Exhibit 10.2

ADMINISTRATION AGREEMENT

This Agreement (“Agreement”) is made as of June 14, 2024, by and between Fortress Credit Realty Income Trust, a Maryland statutory trust (the “Company”), and FCR Advisors LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a newly organized statutory trust under the laws of the state of Maryland, including the Maryland Statutory Trust Act, that intends to qualify as a real estate investment trust under the U.S. Internal Revenue Code of 1986, as amended;

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth;

WHEREAS, the Administrator is willing to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth;

WHEREAS, the Company has entered into a management agreement (the “Management Agreement”) by and between the Company and the Administrator, in its capacity as investment adviser of the Company (the “Adviser”), as amended from time to time; and

WHEREAS, the Company bears all costs and expenses incurred in its operation, administration and transactions that are not specifically assumed by the Adviser pursuant to the Management Agreement; and the Management Agreement sets forth a non-exclusive list of expenses to be borne by the Company.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.           Duties of the Administrator

(a)         Retention of Administrator. The Company hereby retains the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)        Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with the following services: providing office space, equipment and office services; maintaining financial and other records; preparing and distributing reports to shareholders (including proxy statements, if any) and reports required to be filed with or furnished to the Securities and Exchange Commission (the “SEC”); managing the payment of expenses and the performance of administrative and professional services rendered by others, which could include employees of the Administrator and its affiliates; and other similar administrative matters. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, broker-dealers and other financial intermediaries, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. In addition, the Administrator shall provide the Company with assistance in accounting and audit services (including valuation support and tax preparation services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, and treasury services. The Administrator shall make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be necessary or desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the properties, securities, loans and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company.

(c)        Delegation. The Administrator may delegate its obligations under this Agreement to an affiliate or to a third party as the Administrator determines necessary or desirable in order to carry out the services set forth in Section 1(b). The Company shall reimburse the Administrator for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions, the Company shall pay the fees associated with such functions on a direct basis, without profit to the Administrator.

2.           Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and shall maintain and keep such books, accounts and records in accordance with applicable law and as directed by the Company from time to time. Consistent with applicable law, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company will be preserved for a period of six years from the end of the relevant fiscal year (or otherwise consistent with applicable law), unless any such records are earlier surrendered. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.           Compensation; Allocation of Costs and Expenses

(a)         In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, it being understood and agreed that, except as otherwise provided herein or in the Management Agreement, the Administrator shall be solely responsible for the compensation of its investment professionals and its allocable portion of the compensation of any personnel that provide it operational or administrative services, as well as the allocable portion of overhead expenses (including rent, office equipment and utilities) attributable thereto. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by the Adviser pursuant to the Management Agreement. In the event the Administrator is entitled to reimbursement by the Company pursuant to this Agreement, the Administrator may, subject to the ownership restrictions in the Company’s Declaration of Trust (as amended from time to time), elect to receive all or a portion of any such reimbursement in the form of cash or Class E common shares of the Company, as described in the Company’s confidential private placement memorandum (as amended from time to time). To the extent that the Administrator elects to receive any portion of these reimbursements in Class E common shares, the Company may repurchase such Class E common shares from the Administrator at a later date and such repurchases of Class E common shares shall not be subject to the repurchase limits of the Company’s share repurchase plan (as in effect from time to time) or any Early Repurchase Deduction (as defined in the Company’s share repurchase plan (as in effect from time to time)).

(b)         Costs and expenses to be borne by the Company include, but are not limited to, those relating to: the Company’s initial organization costs and offering costs; the costs associated with any offerings of the Company’s shares and other securities; calculating individual asset values and the Company’s net asset value (including the cost and expenses of any independent valuation firms); the management fee payable under the Management Agreement; costs of borrowings or other financing arrangements (including interest on indebtedness); costs associated with the preparation of reports to shareholders; transfer agent and custodial fees; bank services fees; fees payable to rating agencies; costs of hedging; commissions and other compensation payable to brokers or dealers; federal and state registration fees; any U.S. federal, state and local taxes, including any excise taxes; independent trustee fees and expenses; costs of preparing financial statements and maintaining books and records; costs of preparing tax returns; costs of Sarbanes-Oxley Act of 2002, as amended, compliance and costs associated with preparation and filing of filings, reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs (as applicable), including registration and listing fees; the compensation of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices to the Company’s shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; the costs of winding up and liquidating the Company; expenses related to the purchase, monitoring, sale, settlement, custody or transmittal of Company assets (directly or through trading affiliates) as will be determined by the Adviser in its sole discretion; the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio; trustees and officers/errors and omissions liability insurance, and any other insurance premiums; indemnification payments; direct fees and expenses associated with independent audits and tax, accounting, agency, consulting and legal costs; amounts payable to third parties upon delegation by the Administrator of services performed for the Company pursuant to this Agreement, if any; other expenses associated with the operation of the Company and its investment activities, including extraordinary expenses such as litigation, workout and restructuring and indemnification expenses; and all other expenses incurred by either the Administrator or the Company in connection with making investments, overseeing administrators, management of payment of expenses, and administering the Company’s business not otherwise expressly payable by the Adviser pursuant to the Management Agreement or pursuant hereto, including payments under this Agreement for administrative services that will be equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under this Agreement, including compensation paid to or compensatory distributions received by its officers and any of their respective staff who provide services to the Company, and operations staff who provide services to the Company.

(c)         Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company).

4.            Limitation of Liability of the Administrator; Indemnification

(a)          None of the Administrator, its affiliates, and their respective directors, officers, members, managers, shareholders and employees (collectively, the “Covered Persons”) will be liable to the Company or its shareholders for any act taken or failed to be taken by any such Covered Person except for any such act or failure to act that constitutes Disabling Conduct (as defined below). Notwithstanding anything to the contrary in this Section 4 (except as provided in Section 4(e)), any Covered Person may consult with legal counsel and accountants in respect of Company affairs and shall be fully protected and justified in taking or refraining from any action in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants selected in good faith for purposes of exculpation and indemnification contemplated herein (irrespective of any judicial determination regarding the conduct of such Covered Person).

(b)        To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Covered Persons from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred (“Indemnifiable Items”), arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by this Agreement, except to the extent that such Indemnifiable Items were incurred as a result of such Covered Person’s (i) Disabling Conduct or (ii) violation of the antifraud provisions of any U.S. federal securities law, in each case, as finally determined by a court of competent jurisdiction. The termination of any proceeding by settlement, judgment, order, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person’s conduct constituted Disabling Conduct. “Disabling Conduct” shall mean fraud, gross negligence, recklessness, willful misconduct, bad faith (in each case as determined in accordance with the laws of the State of Delaware), or intentional and material breach of this Agreement.

(c)         Expenses (including attorneys’ fees) incurred by a Covered Person in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person to repay the amount advanced to the extent that it shall be determined ultimately that such Covered Person is not entitled to be indemnified hereunder; provided that no advances shall be made by the Company in respect of any action, suit or proceeding against a Covered Person. The right of any Covered Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall be extended to such Covered Person’s successors, assigns and legal representatives.

(d)         In any action, suit or proceeding against the Company or the Covered Persons relating to or arising out of, or alleged to relate to or arise out of, any Indemnifiable Items, the Covered Persons shall have the right to jointly employ, at the expense of the Company, counsel of the Covered Persons’ choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding; provided that if retention of joint counsel by the Covered Persons would create a conflict of interest, each group of Covered Persons which would not cause such a conflict shall have the right to employ, at the expense of the Company, separate counsel of the Covered Persons’ choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding

(e)        Notwithstanding anything in this Section 4 to the contrary, nothing contained herein shall be construed so as to provide for the exculpation of the Administrator or Covered Persons for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4 to the fullest extent permitted by law. The provisions set forth in this Section 4 shall not be construed to limit or exclude any other right to which a Covered Person may be lawfully entitled and shall survive the termination of this Agreement.

5.            Activities of the Administrator

(a)         The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and any of it its affiliate are free to render services to others and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Company are or may become interested in the Administrator and its affiliates, as trustees, directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and trustees, directors, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

(b)         If any person who is a member, manager, partner, officer or employee of the Administrator or any of its affiliates is or becomes a trustee, officer or employee of the Company and acts as such in any business of the Company, then such member, manager, partner, officer or employee of the Administrator or such affiliate shall be deemed to be acting in such capacity solely for the Company, and not as a member, manager, partner, officer or employee of the Administrator or such affiliate or under the control or direction of the Administrator or the such affiliate, even if paid by the Administrator or such affiliate.

6.           Duration and Termination of this Agreement

(a)         This Agreement shall become effective as of the first date above written. The provisions of Section 5 shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable. This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by the vote of a majority of the Board and a majority of the independent trustees sitting on the Board.

(b)        This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the Board and a majority of the independent trustees sitting on the Board or (ii) by the Administrator.

(c)        This Agreement shall automatically terminate upon the termination of the Management Agreement and upon removal of the Adviser as investment adviser by the Company.

7.           Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

8.           Assignment

This Agreement may not be assigned by a party without the consent of the other party. Notwithstanding the foregoing, the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided that the sole purpose of such merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity.

9.           Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10.         Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York (sitting in the Borough of Manhattan) or (to the extent subject matter jurisdiction exists therefor) the United States District Court for the Southern District of New York (sitting in the Borough of Manhattan).

11.          Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12.          Severability

If it is determined by a tribunal of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.          Counterparts

This Agreement may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart.

14.          No Third-Party Rights

This Agreement is intended solely for the benefit of the parties hereto and, except as expressly provided to the contrary in this Agreement (including the Section 4 indemnification provisions), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

15.          Interpretation

The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. As used herein, masculine pronouns shall include the feminine and neuter, and the singular shall be deemed to include the plural and vice versa. The term “including,” as used herein shall mean “including, without limitation,” unless the context otherwise requires.

16.          Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or by electronic email to the address as provided by each party herein.

The Company:	Fortress Credit Realty Income Trust
c/o FCR Advisors LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Brooks
Email: [***]

with required copies to:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Kelly Ryan and David L. Perechocky
Email: [***]; [***]

The Administrator:	FCR Advisors LLC
c/o Fortress Operating Entity I LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Brooks
Email: [***]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FORTRESS CREDIT REALTY INCOME TRUST

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FCR ADVISORS LLC

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Fortress Credit Realty Income Trust Administration Agreement]